Exhibit 10.2

WAIVER AND MODIFICATION NO. 1 TO

LOAN AND SECURITY AGREEMENT

This Waiver and Modification No. 1 to Loan and Security Agreement (this “Modification”) is entered into as of December 17, 2018 (the “Modification Effective Date”), by and between Partners for Growth V, L.P., a Delaware limited partnership with its principal place of business at 1660 Tiburon Blvd., Suite D, Tiburon, California 94920 (“PFG”) Borqs Hong Kong Limited, a Hong Kong company with its principal place of business at Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong (“Borrower”), and BORQS International Holding Corp, a Cayman Islands company (“Holdings”) and a guarantor of the obligations of Borrower under that certain Deed of Guarantee and Indemnity dated as of April 30, 2018. This Modification amends that certain Loan and Security Agreement between PFG and Borrower dated as of April 30, 2018 (the “Loan Agreement”). Capitalized terms used but not defined herein have their meanings as set forth in the Loan Agreement. The Loan Agreement is modified herein inter alia for the purposes of providing an additional loan to Borrower upon the same terms and with the benefit of the same security, the terms of which are set forth in a new Schedule 2 to the Loan Agreement, as exhibited hereto. Group Parent is acceding as a party to this Modification as it derives direct and indirect benefit from the Loans made by PFG to Borrower and, in addition, the Schedule 2 Loan (as defined herein) is convertible at the option of PFG into ordinary shares in Group Parent. Borrower, Holdings and Group Parent may be referred to herein as “Obligor”.

RECITALS

WHEREAS, PFG and Obligor desire to modify the Loan Agreement to contemplate a new convertible Loan to Borrower and to waive the Specified Default as detailed in Section 4 hereof;

WHEREAS, Group Parent desires to facilitate the Schedule 2 Loan for the direct and indirect benefit of Group Parent and the Group by allowing for the convertibility of the Schedule 2 Loan into ordinary shares in Group Parent;

NOW THEREFORE, the parties hereby agree as follows:

1. DESCRIPTION OF EXISTING INDEBTEDNESS: As of the Modification Effective Date, Borrower is directly indebted to PFG for the Obligations pursuant to the Existing Loan Documents (as defined below) in the aggregate principal amount of $3,000,000 (such amount, for the avoidance of doubt, exclusive of the sum of US$2,083,333.37 owed by Borrower to Partners for Growth IV, L.P.).

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, in that certain Intellectual Property Security Agreement and related Collateral Agreements and Notices of even date with the Loan Agreement, Deed of Guaranty, Debentures, Hong Kong Security Documents, BVI Security Documents, Cayman Security Documents and such documents, agreements and instruments as were entered into in contemplation of the Loan Agreement. The above-described security documents, together with all other documents securing and/or perfecting security interests in the repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGES IN TERMS. As from the Modification Effective Date:

3.1 New Schedule 2. The Loan Agreement is amended to incorporate a new “Schedule 2” incorporating the terms of the new Loan (the “Schedule 2 Loan”) to be made under this Modification, such Schedule 2 in the form set forth in Exhibit A to this Modification.

3.2 References to “Schedule”. References to the term “Schedule” in the Loan Agreement shall be construed to mean each or both of the Schedules as the context permits and references to the “Schedule 1 Loan” shall mean the Loan made on the original Loan Agreement Effective Date and to the “Schedule 2 Loan” shall mean the additional Loan made pursuant to this Modification.

3.3 Restated Compliance Certificate. The Compliance Certificate is amended and restated in the form appended as Exhibit B hereto.

3.4 Negative Covenant. Until PFG shall have otherwise expressly approved in writing (which shall be deemed to include any amendment and restatement of the Loan Agreement after the Modification Effective Date), notwithstanding anything to the contrary in Section 4.6 of the Loan Agreement, no Obligor shall transfer any Collateral or other assets, make any Permitted Investments in or incur any Permitted Indebtedness to Borrower’s New Subsidiary, Borqs Technologies (HK) Limited, or otherwise cause or permit it to hold other than nominal assets sufficient to maintain its corporate existence.

4. ACKNOWLEDGMENT OF SPECIFIED DEFAULT; WAIVER. Borrower acknowledges that it is currently in default under the Loan Agreement due to it having failed to meet the minimum Revenues and minimum EBITDA financial covenant set forth in Section 5 of Schedule 1 (formerly the Schedule) for the reporting periods ending September 30, 2018 (the “Current Defaults”) and for the anticipated failure to meet the minimum EBITDA financial covenant for the reporting period ending October 31, 2018 (the “Anticipated Default” and, together with the Current Defaults, the “Specified Defaults”). If no Default or Event of Default has occurred and is continuing under the Loan Agreement, other than the Specified Defaults and the conditions set forth in Section 7 are timely satisfied, PFG shall be deemed to have forever waived the Specified Defaults. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Modification shall be deemed or otherwise construed as a waiver by PFG of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise. The waiver of Specified Defaults set forth in this Modification shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which PFG may now have or may have in the future under or in connection with the Loan Agreement, the Existing Loan Documents or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair PFG’s right to demand strict performance of all terms and covenants as of any date, subject to this Modification. The Loan Agreement, as amended, shall continue in full force and effect.

5. Representations And Warranties OF OBLIGOR. Each Obligor hereby represents and warrants that:

(a) immediately upon giving effect to this Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent qualified in the updated Representations deliverable to PFG on or before the Modification Effective Date), and (ii) no Event of Default has occurred and is continuing, other than the Specified Defaults;

(b) it has the corporate power and authority to execute and deliver this Modification and to perform its respective obligations under the Existing Loan Documents, as amended by this Modification, and in the case of Group Parent, its obligations in relation to the conversion of the Schedule 2 Loan;

(c) its Constitutional Documents of Borrower as last delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) it has duly executed and delivered this Modification and the performance by it of its obligations under the Existing Loan Documents, as amended by this Modification, and any required consents, including of shareholders, have been duly obtained;

(e) this Modification constitutes (i) its binding obligations, enforceable against it in accordance with the terms of this Modification, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights, and (ii) a reaffirmation of its respective obligations under the Existing Loan Documents, including under the Hong Kong Security Documents, the Cayman Security Documents and the BVI Security Documents;

(f) as of the date hereof, it has no defenses against its obligation to repay the Obligations, it has no claims of any kind against PFG and it acknowledges that PFG has acted in good faith and in a commercially reasonable manner in connection with this Modification and the Existing Loan Documents;

(g) the Security Documents relating to Intellectual Property either disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property; and

(h) it hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations previously delivered to PFG by Borrower, and acknowledges, confirms and agrees that, subject to the update to the Representations to be provided under Section 7 hereof, the disclosures and information provided to PFG therein remain true, correct, accurate and complete in all material respects as of the Modification Effective Date.

Each Obligor understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

6. CONTINUING VALIDITY. Each of Borrower and Group Parent understands and agrees that in modifying the existing Obligations, PFG is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG's agreement to modifications to the existing Obligations in no way shall obligate PFG to make any future consents, waivers or modifications to the Obligations. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents except as expressly stated otherwise. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modifications.

7.  CONDITIONS. The effectiveness of this Modification is conditioned upon each of:

7.1 Execution and Delivery. Each Obligor shall have duly executed and delivered a counterpart of this Modification to PFG.

7.2 Lender Expenses. Promptly upon PFG invoice, Borrower shall have promptly paid all Lender Expenses noticed by PFG in connection with this Modification.

7.3 Waiver and Modification Fee. Promptly upon PFG invoice, Borrower shall have promptly paid PFG a fee in consideration of this Modification in the amount of $15,000, as detailed in Section 3 of Schedule 2.

7.4 Updated Representations. Borrower shall have provided an update to the Representations.

7.5 Convertible Note. Borrower shall have executed and delivered and Group Parent shall have acknowledged by its execution and delivery the Note, in the form appended hereto as Exhibit C.

7.6 Joinder as Guarantor. The parties acknowledge that they have agreed the principal terms of a new loan to be consummated within approximately sixty days after the Schedule 2 Loan is disbursed, which new loan will refinance and replace the existing facilities of the Senior Lender. If such new loan is not contemplated as envisioned, as a condition subsequent to this Modification, Group Parent shall upon PFG request promptly join and accede to the Existing Loan Documents as a named guarantor of Borrower’s Obligations.

The failure of any of the conditions set forth in this Section 7 shall constitute an immediate Event of Default.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF EXISTING LOAN DOCUMENTS; FURTHER ASSURANCES. (a) Borrower acknowledges and agrees that (i) each of the Existing Loan Documents remains in full force and effect in accordance with the original terms, except as expressly modified hereby, (ii) the Liens granted by the Borrower to PFG under the Existing Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Agreement, and PFG’s priority with respect thereto shall not be affected hereby or thereby, and (iii) the Loan Agreement and the other Existing Loan Documents shall continue to secure all Obligations as stated therein except as expressly amended and modified by this Modification; (b) Borrower ratifies, reaffirms, restates and incorporates by reference all of its representations, warranties, covenants, and agreements made under the Existing Loan Documents; (c) Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loans, and any future modifications, amendments, substitutions or renewals thereof; (d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against PFG or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of PFG, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the Existing Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with any of the Existing Loan Documents; (e) Borrower and PFG confirm that neither party has heretofore waived or modified, and has not agreed to waive or modify, any term of the Existing Loan Documents, and any actions that Borrower takes or fails to take (including the expenditure of any funds) is voluntary, informed and taken at its own risk; and (g) Borrower shall, from and after the execution of this Agreement, execute and deliver to PFG whatever additional documents, instruments, and agreements that PFG may reasonably require in order to perfect the Collateral granted in the Loan Agreement more securely in PFG and to otherwise give effect to the terms and conditions of this Modification. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents, except of the Specified Defaults to the extent waived herein. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

10. INTEGRATION; CONSTRUCTION. This Modification, the Loan Agreement and the Existing Loan Documents (as modified) and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The Existing Loan Documents are hereby amended wherever necessary to reflect the modifications set forth in this Modification. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement, each of which are incorporated herein as if set forth in this Modification.

11. ADVICE OF COUNSEL. PFG and Borrower have prepared this Modification and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by PFG and Borrower and shall not be construed against the PFG or Borrower.

12. ILLEGALITY OR UNENFORCEABILITY. Any determination that any provision or application of this Modification or the Loan Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

13. Governing Law; Venue. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

This Modification is executed as of the date first written above.

Executed and Delivered as a Deed by		)	PARTNERS FOR GROWTH V, L.P. (COMPANY SEAL)
BORQS Hong Kong Limited		)

Acting by:			By

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan		Name:
Title:	Sole Director		Title:	Manager, Partners for Growth V, LLC,
its General Partner
in the presence of :

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

Executed and Delivered as a Deed by		)
BORQS International Holding Corp		)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Director
in the presence of:

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

Executed and delivered as a deed by		)
Borqs Technologies, Inc.		)
Acting by its duly authorised director		)		/s/ Pat Sek Yuen Chan
			Name:	Pat Sek Yuen Chan

Signature Page - PFG V -Borqs Hong Kong Limited

Modification No. 1 to Loan and Security Agreement

Exhibit A – Schedule 2

Partners For Growth

Schedule 2 to

Loan and Security Agreement

Borrower:	BORQS Hong Kong Limited, a private company limited by shares under Hong Kong law, registered with the Companies Registry under number 1151010

Address:	Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Effective Date:	April 30, 2018

Modification Effective Date:	December 17, 2018

This Schedule 2 forms an integral part of the Loan and Security Agreement between PARTNERS FOR GROWTH V, L.P. and the above-referenced Borrower dated the date specified above as the “Modification Effective Date”).

1.	LOAN (Section 1.1):

a)	The Schedule 2 Loan:	The Loan shall consist of a convertible term loan in the principal amount of $1,000,000 as set forth herein and as detailed in convertible promissory note appended hereto (the “Note”), to be advanced to Borrower upon the later to occur of (x) one (1) Business Day following the Modification Effective Date and (y) two (2) Business Days following the Business Day during which the conditions set forth in Section 9 of this Schedule 2 have been satisfied, waived by PFG or deferred as conditions subsequent by PFG, each in its sole discretion.

(b)	Repayment:	Subject to PFG’s right to convert the Note into the ordinary shares of Group Parent at any time the Note is outstanding and unpaid, Borrower shall pay interest only on Schedule 2 Loan principal until the Schedule 2 Loan Maturity Date set forth in Section 4 of this Schedule 2, on which date the entire unpaid principal balance of the Schedule 2 Loan plus any and all accrued and unpaid interest and other monetary Obligations then owing shall be paid. Prepaid Schedule 2 principal may not be reborrowed.

(c)	Conversion:	At any time while the Schedule 2 Loan is outstanding, upon notice only, PFG may elect to convert the Schedule 2

Loan (in whole only, unless Borrower has prepaid the Schedule 2 Loan in part and, in such case, the remaining balance) into the ordinary shares of Group Parent, as set forth in the Note.

(d)	Prepayment:	Borrower may prepay the Loan in whole or in part at any time without prepayment fee or penalty of any kind; provided, however, prepayment of the Note shall be subject to the concurrent issuance of a warrant to purchase Group Parent’s ordinary shares reflecting the conversion value (in ordinary shares) that equates to the principal prepaid. For example only, if the Note were convertible into 1,000 Group Parent ordinary shares and $500,000 in Schedule 2 Loan principal is prepaid, then such prepayment would be subject to the concurrent issuance of a warrant to acquire 500 Group Parent ordinary shares.

Partners for Growth	Schedule 2 to Loan and Security Agreement

2.	Interest.

Interest Rate (Section 1.2):

The Loan shall bear interest at a per annum rate equal to 12.00%, fixed.

Interest shall be calculated on the basis of a 360-day year and a year of twelve months of 30 days each but paid for the actual number of days elapsed during each month or other accrual period. Accrued interest for each month shall be payable monthly, on the first day of each month for interest accrued during the prior month.

3.	Fees (Section 1.3):

Commitment Fee:	$15,000, payable promptly upon PFG invoice following the Modification Effective Date.

4.	SCHEDULE 2 LOAN Maturity Date

(Section 5.1):	December 17, 2023.

5.	Financial Covenants

(Section 4.1):	The Group shall meet or exceed (i) Revenues of $32,500,000 on a calendar quarterly basis and (ii) three (3) month trailing EBITDA, tested monthly, of $2,000,000, with compliance determined as of the last day each calendar quarter (Revenues) and each calendar month (EBITDA).

Partners for Growth	Schedule 2 to Loan and Security Agreement

Definitions:	For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“EBITDA” means (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.

“Revenue(s)” means revenues required to be classified as such under U.S. GAAP.

Future Periods:

For future periods not covered by the above requirements, the thresholds shall be set by PFG in consultation with Borrower based on its then-current Plan, but in no event (for each measurement period) less than the immediately prior measurement period. For instance, the minimum EBITDA threshold for January 2019 would be as set, but in no event less than $32,500,000, and for March 2019 (for Revenues) would be as set but in no event less than $2,000,000.

6.	Reporting.
(Section 4.4):

Borrower shall provide PFG with the following:

(a)	Monthly accounts payable, accounts receivable and deferred Revenue schedules, aged by invoice date, and outstanding or held check registers, if any, within 20 days after the end of each month.

(b)	Monthly unaudited consolidated and consolidating Financial Statements, as soon as available, and in any event within 20 days after the end of each month.

(c)	Monthly Compliance Certificates within 20 days after the end of each month and at each Loan request, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month or as at such date of Loan request Borrower was in full compliance with all of the terms and conditions of this Agreement and setting forth calculations showing compliance with the financial covenants set forth in this Schedule 2 and such other information as PFG shall reasonably request.

(d)	Updates to the Representations, as and when required to render the information therein true, correct, accurate and complete as of the date of such date: (i) in all respects as to matters addressed in Part A of the Representations (except for the Collateral values set forth in Part A, Section 3(g), which must be true and correct in all material respects) and Part B, Section 11, and (ii) in all material respects with respect to all other sections of the Representations.

Partners for Growth	Schedule 2 to Loan and Security Agreement

(e)	Annual Borrower Board-approved Budgets and Forecasts, as soon as available and in any event within thirty (30) days of approval by Borrower’s Board.

(f)	Annual consolidated and consolidating Financial Statements, as soon as available, and in any event within 120 days following the end of Borrower's fiscal year, certified by, and with an opinion containing no material qualifications of, independent certified public accountants acceptable to PFG. If Borrower is required to file and is current in its filings with a securities regulatory agency and the same information is generally available to the public within said period through such agency (such as, through EDGAR with respect to US public companies), this requirement will be deemed satisfied.

(g)	Notification of any changes in the executive management (including directors) of any Group Members, promptly upon such change(s).

7.	Borrower Information:

Borrower represents and warrants that the information set forth in the Representations and Warranties of Borrower dated December 10, 2018, previously submitted to PFG (the “Representations”) is true and correct as of the Effective Date.

8.	ADDITIONAL PROVISIONS

(a)	Senior Lender.

(1)	Senior Lender. As used herein, “Senior Lender” means SPD Silicon Valley Bank Co., Ltd. and its successors, and “Senior Loan Documents” means all present and future documents, instruments and agreements entered into between Borrower and Senior Lender or by third parties relating to Borrower and Senior Lender.

Partners for Growth	Schedule 2 to Loan and Security Agreement

(2)	Senior Debt Limit. In the absence of PFG’s consent, which shall be a matter of its sole business discretion, Borrower shall not permit the total Indebtedness of Borrower (whether by way of direct liability or obligations of another Group Member guaranteed by Borrower to Senior Lender), other than Non-Overdue Senior Monetary Obligations, to exceed the aggregate of (i) $6,000,000, whether under that certain Facility Agreement in effect on the Effective Date or otherwise (regardless of the amendment thereof or any other agreement for Indebtedness), plus (ii) an amount not to exceed RMB25 million under a credit facility made available by the Senior Lender to a PRC Subsidiary (collectively, the “Senior Debt Limit”), including, but not limited to, monies borrowed by Borrower, interest on loans due from Borrower (other than Non-Overdue Senior Monetary Obligations as aforesaid), Lender Expenses for which Borrower is obligated, sums due from Borrower in connection with issuance of commercial letters of credit, issuance of forward contracts for foreign exchange reserve, and any other direct or indirect financial accommodation Senior Lender may provide to Borrower.

(3)	Senior Loan Documents. Borrower represents and warrants that it has provided PFG with true and complete copies of all existing Senior Loan Documents, and Borrower covenants that it will, in the future, provide PFG with true and complete copies of any future Senior Loan Documents, including without limitation any amendments to any existing Senior Loan Documents.

(b)	Collateral Accounts. To the fullest extent available in the jurisdictions in which Borrower holds its Collateral Accounts, concurrently, Borrower shall cause the banks and other institutions where its Collateral Accounts are maintained to enter into Control Agreements with PFG, in form and substance legally sufficient and otherwise satisfactory to PFG in its good faith business judgment and sufficient to perfect PFG’s security interest in said Collateral Accounts, subject to the security interest of the Senior Lender, provided that no Control Agreement shall be required in respect of any Collateral Account that does not at any time have a value in excess of $25,000. Any Control Agreements required to be in effect under this Agreement shall, subject to applicable law, permit PFG upon a Default to exercise exclusive control over said Collateral Accounts and proceeds thereof (subject to the rights of the Senior Lender). As a continuing obligation, all primary operating accounts and excess Cash of Borrower shall be maintained with the Senior Lender and its affiliates.

Partners for Growth	Schedule 2 to Loan and Security Agreement

(c)	Subordination of Inside Debt. All present and future indebtedness of Borrower to its officers, directors and shareholders (“Inside Debt”) shall, at all times, be subordinated to the Lien of PFG in respect of and prior payment of Obligations. Borrower represents and warrants that there is no Inside Debt presently outstanding, except as set forth in Exhibit A. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to PFG a subordination agreement on PFG’s standard form.

(d)	Adjustment for Extraordinary Events. In the event that Borrower engages in a corporate transaction or other restructure that would bear in any non-trivial way on any of the financial covenant thresholds set forth in Section 5 of this Schedule 2, such as an acquisition that accretes to EBITDA or Revenue or a change in fiscal year or other periods, then PFG shall be entitled to reset the financial covenant thresholds to reasonably adjust for the effect of such corporate or other restructure transactions.

(e)	Use of Proceeds. The proceeds of the Schedule 2 Loan shall be used for general working capital purposes.

9.	CONDITIONS

In addition to any other conditions to the Schedule 2 Loan set out in this Agreement (the conditions to the Schedule 1 Loan being acknowledged by PFG to have been satisfied or waived on or after the Effective Date), PFG will not make the Schedule 2 Loan until PFG shall have received from Borrower, in form and substance reasonably satisfactory to PFG, such documents, and completion of such other matters, as PFG may reasonably deem necessary or appropriate, including that there shall be no discovery of any facts or circumstances which would, as determined by PFG in its good faith business judgment, materially negatively affect or be reasonably expected to materially negatively affect the collectability of the Obligations, PFG’s security interest in Borrower’s Collateral or the value thereof. Notwithstanding the foregoing, Borrower agrees to deliver to PFG each item required to be delivered to PFG under this Agreement as a condition precedent to the Schedule 2 Loan. Borrower expressly agrees that the making of the Schedule 2 Loan made prior to the receipt by PFG of any such item shall not constitute a waiver by PFG of Borrower’s obligation to deliver such item unless so waived in a separate writing, and the making of the Schedule 2 Loan in the absence of a required item shall be in PFG’s sole discretion. Without limiting the foregoing, as conditions precedent to the Loan, Borrower shall provide:

(i) duly executed original signatures of each Obligor to this Schedule 2;

Partners for Growth	Schedule 2 to Loan and Security Agreement

(ii) a Certificate for each Obligor signed by a Responsible Officer (in the case of Borrower) or a Person authorized to lawfully act on behalf of Guarantor (in the case of each other Obligor) appending the written resolutions or minutes of a meeting of its board of directors and, as required, of its shareholder(s), authorizing the execution, delivery and performance of this Schedule 2 and, in the case of Group Parent, the issuance of its ordinary shares upon conversion of the Note or any Warrant issued in connection with a prepayment of the Note;

(iii) Any Control Agreements as required by Section 8(b) of this Schedule 2, duly executed by Borrower and each relevant depositary institution in favor of PFG;

(iv) to the extent reasonably practicable, certified copies, dated as of a recent date, of Security Instrument searches, as PFG shall request, accompanied by written evidence that the Liens indicated in any such Security Instruments either constitute Permitted Liens or have been or, in connection with the Schedule 2 Loan, will be terminated or released;

(v) the Representations as updated to the Modification Effective Date, duly executed by Borrower on behalf of Borrower and Guarantor;

(vi) the insurance policies and/or endorsements required pursuant to Section 4.3;

(vii) payment of the payable Fees specified in Section 3 of this Schedule 2 and Lender Expenses incurred in connection with the Schedule 2 Loan;

(viii) any third party consents required in order for Borrower to enter into and perform the Loan Agreement, as amended by the Modification;

(ix) any ratification of Subordination Agreement required by the Senior Lender;

(x) subordination agreements in favor of PFG from holders of Indebtedness;

Partners for Growth	Schedule 2 to Loan and Security Agreement

(xi) execution and delivery of any BVI Security Documents in connection with the Modification;

(xii) execution and delivery of the Cayman Security Documents in connection with the Modification;

(xiii) execution and delivery of the Hong Kong Security Documents in connection with the Modification;

(xiv) execution, delivery of all other Security Instruments contemplated under the BVI Security Documents, Cayman Security Documents or Hong Kong Security Documents; and

(xv) to the extent that the conditions to this Agreement have not been completed as of the Modification Effective Date, a post-closing obligations letter in PFG’s customary form by which PFG waives or defers performance of such conditions as PFG is willing to defer in its sole business discretion.

[Signature Page Follows]

Partners for Growth	Schedule 2 to Loan and Security Agreement

Executed and Delivered as a Deed by		)	PARTNERS FOR GROWTH V, L.P.
BORQS Hong Kong Limited		)

Acting by:			By

Name:
Name:			Title:	Manager, Partners for Growth V, LLC,
Title:	Sole Director			its General Partner

in the presence of :

Witness name:
Witness occupation:

Executed and Delivered as a Deed by		)
BORQS International Holding Corp		)

Acting by:

Name:
Title:	Director
in the presence of :

Witness name:
Witness occupation:

Executed and delivered as a deed by		)
Borqs Technologies, Inc.		)
Acting by its duly authorised director		)

Exhibit B – Compliance Certificate

Borrower: BORQS Hong Kong Limited Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong	Lender:	Partners for Growth V, L.P. (“PFG”) 1660 Tiburon Blvd., Suite D Tiburon, CA 94920

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and PFG dated as of April 30, 2018, as amended by that certain Waiver and Modification No. 1 dated December 17, 2018 (as may be amended and restated, the “Agreement”), (i) Borrower (on a consolidated basis) is in complete compliance for the period ending __________________ with all required covenants except as detailed below, (ii) all representations and warranties of Borrower stated in the Agreement, including the Representation Letter, as defined in the Agreement, are true, complete, correct and accurate on this date except those representations and warranties expressly referring to a specific date shall be true, complete, correct and accurate as of such date, and except as noted below or on any disclosure letter attached to this Certificate as Exhibit A, (iii) each Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and each Borrower has timely paid all foreign, federal state and local taxes, assessments, deposits and contributions owed by Borrower(s) except as otherwise permitted pursuant to the Loan Agreement, (iv) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which such Borrower has not previously provided written notification to PFG, and (v) there are no Defaults or Events of Default. Attached herewith are the required documents supporting the above certification. The undersigned further certifies that the financial statements, information and schedules referred to below have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenants	Required	Complies

Compliance Certificates	Monthly within 20 Days	Yes	No
Unaudited Financial Statements	Monthly within 20 Days	Yes	No
AR and AP Agings	Monthly within 20 Days	Yes	No
Annual Budgets/Projections	As soon as available / 30 days of Board Approval	Yes	No
Audited Financial Statements	Annually, when available or 120 days from FYE	Yes	No
Other Reports	When Requested by PFG	Yes	No
Representations Letter Update	When Required[1] or each Q-End	Yes	No
Advance Notice of Board Meeting	LSA Section 4.5 – ongoing obligation	Yes	No
Senior Lender documents	Upon Request	Yes	No
Exec management changes	Promptly upon occurrence	Yes	No

Financial Covenants[2]	Required	Actual	Complies
Quarterly Revenue
Trailing 3 month EBITDA

Sincerely,

SIGNATURE

NAME / TITLE	DATE

1 To be updated as and when necessary to keep the information current, accurate and complete.

2 See Exhibit B, page 3

Compliance Certificate – Exhibit A Disclosure Schedule

19

Compliance Certificate – Exhibit B Current Financial Covenants

Financial Covenants (Section 5 of Schedule to Loan and Security Agreement)

5. Financial Covenants

(Section 4.1):	The Group shall meet or exceed (i) Revenues of $32,500,000 on a calendar quarterly basis and (ii) three (3) month trailing EBITDA, tested monthly, of $2,000,000, with compliance determined as of the last day each calendar quarter (Revenues) and each calendar month (EBITDA).

Definitions:	For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“EBITDA” means (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.

“Revenue(s)” means revenues required to be classified as such under U.S. GAAP.

Future Periods:	For future periods not covered by the above requirements, the thresholds shall be set by PFG in consultation with Borrower based on its then-current Plan, but in no event (for each measurement period) less than the immediately prior measurement period. For instance, the minimum EBITDA threshold for January 2019 would be as set, but in no event less than $32,500,000, and for March 2019 (for Revenues) would be as set but in no event less than $2,000,000.

Exhibit C – Convertible Note